UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 11, 2017

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

ITEM 7.01REGULATION FD

Paychex, Inc. (the “Company” or “Paychex”) has been notified of an unsolicited mini-tender offer made by TRC Capital Corporation (“TRC”) to purchase up to two million Paychex common shares, or approximately 0.56% of the common shares outstanding, at a price of $54.75 per share in cash.  TRC has indicated that the tender offer is made solely for investment purposes, with no intent to influence the Company’s Board of Directors or management.  Nonetheless, Paychex does not endorse this unsolicited mini-tender offer and recommends that shareholders do not tender their shares in response to the offer.

Paychex cautions shareholders that the mini-tender offer has been made at a below-market price, representing a price that is 4.07% lower than the closing price of Paychex common shares on the NASDAQ Global Select Market as of September 1, 2017, the last trading day before the mini-tender offer was commenced.  In addition, the offer is subject to a number of conditions.

Paychex is not associated with TRC, its mini-tender offer, or the mini-tender offer documentation.

The United States Securities and Exchange Commission (“SEC”) has published investor tips regarding mini-tender offers on its website at http://www.sec.gov/investor/pubs/minitend.htm. The SEC states, "Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price."  Paychex also encourages brokers and dealers, as well as other market participants, to review the SEC's letter regarding broker-dealer mini-tender offer dissemination and disclosures on the SEC's website at http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

Paychex urges investors to obtain current market quotations for their shares, consult with their broker or financial advisor, and exercise caution with respect to TRC’s offer. Paychex recommends that shareholders take no action in response to TRC’s mini-tender offer. According to TRC's offer documents, Paychex shareholders who have already tendered their shares may withdraw their shares at any time before 12:01 a.m. EDT on October 4, 2017 by following the procedures described in the TRC offer documents.

Paychex requests that a copy of this Current Report on Form 8-K be included with all distributions of materials relating to TRC's mini-tender offer related to Paychex common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	September 11, 2017	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	September 11, 2017	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer